UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2012

QLT Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

887 Great Northern Way, Suite 101, Vancouver, B.C., Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 16, 2012, Christopher A. Muller, age 50, was appointed Chief Commercial Officer of QLT Ophthalmics, Inc. (“QOI”), a wholly-owned subsidiary of QLT Inc. (the “Company”). Mr. Muller reports to Robert L. Butchofsky, President and Chief Executive Officer. There is no arrangement or understanding between Mr. Muller and any other person pursuant to which Mr. Muller was selected for his new position with QOI. There are no transactions in which Mr. Muller has an interest requiring disclosure under Item 404(a) of Regulation S-K. As Chief Commercial Officer of QOI, Mr. Muller will be a Section 16 reporting officer of the Company.

Mr. Muller comes to the Company with over 20 years’ experience in the pharmaceutical industry, focusing on ophthalmology. During the course of his career, Mr. Muller has been responsible for and participated in multiple successful product launches, particularly in glaucoma. He most recently was Head of Corporate Strategy and Key Opinion Leaders at Abbott Medical Optics Inc., a wholly-owned subsidiary of Abbott Laboratories (formerly known as Advanced Medical Optics Inc. prior to becoming a wholly-owned subsidiary of Abbott Laboratories in 2009), where he was responsible for strategy globally and across all business divisions. Prior to that position, Mr. Muller held the position of Vice President of Global Refractive Marketing, Global Corneal Marketing, and Global Medical Marketing at Abbott Medical Optics Inc. Prior to the acquisition of Advanced Medical Optics Inc. by Abbott Laboratories, Mr. Muller held the positions of Vice President Worldwide Marketing for Eye Care/Medical Marketing and Vice President Global Medical Marketing at Advanced Medical Optics Inc. Before joining Advanced Medical Optics Inc. in 2005, Mr. Muller spent over 15 years at Allergan, Inc., where he held a series of positions of increasing responsibility in sales, sales management, medical marketing, project management, and product management, including most recently as Vice President and Director of Worldwide Medical Marketing. Mr. Muller holds a Bachelor of Arts degree in Biology from Whittier College and a Master of Business Administration from Whittier College/Pepperdine University.

In connection with Mr. Muller’s appointment, QOI and Mr. Muller entered into an employment agreement, which provides that Mr. Muller will be paid a base salary of $300,000 per year for his service as Chief Commercial Officer of QOI, will be entitled to severance pay in the amount of twelve (12) months of his base salary if terminated by QOI under certain circumstances, and will also be eligible to receive an annual target cash incentive payment of 50% of his base salary in accordance with the Company’s annual cash incentive bonus plan, which provides cash bonuses on the achievement of goals related to individual and corporate performance. The Company’s annual cash incentive bonus plan for 2012 is more fully described in the Company’s Form 8-K filed March 9, 2012. In addition to the foregoing, subject to the approval of the Company’s Board of Directors, Mr. Muller shall receive an option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Toronto Stock Exchange on the grant date. The option will vest monthly in equal installments over three years from the grant date; provided that Mr. Muller will not be entitled to exercise such option until he has successfully completed six months of employment with QOI and maintained an employment record of good standing during such time. The foregoing does not purport to be a complete description of Mr. Muller’s employment agreement (the “Employment Agreement”), and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.57 and which is incorporated herein by reference.

Also in connection with Mr. Muller’s appointment, QOI and Mr. Muller entered into a change of control agreement dated April 13, 2012 (the “Change of Control Agreement”). Pursuant to the terms of the Change of Control Agreement, in the event of termination by QOI of Mr. Muller’s employment without cause or by Mr. Muller following the occurrence of a Triggering Event (as defined in the Change of Control Agreement) within a period of 24 months following a change of control of the Company, he will receive a severance payment equal to 12 months’ base salary, a cash incentive compensation entitlement (calculated as the entitlement which was available to Mr. Muller as of immediately prior to the Involuntary Termination (as defined in the Change of Control Agreement)), and certain health and out-placement counseling benefits or amounts in lieu thereof. For purposes of the Change of Control Agreement, a change of control includes a merger or other reorganization involving the Company in which the original shareholders of the Company own less than 65% of the resulting merged entity, an event in which any person acquires more than 35% of the voting securities of the Company, the sale of all or substantially all of the assets of the Company (other than to an affiliate of the Company or to an entity in which the Company’s shareholders held at least 65% of the voting securities prior to the sale), or a change in the majority of the directors constituting the Board of Directors of the Company over a period of 24 consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who have continuously been Board members since the beginning of such period or appointed or nominated for election as Board members during such period by at least a majority of the Board of Directors who have continuously been Board members since the beginning of such period. The foregoing does not purport to be a complete description of the Change of Control Agreement and is qualified in its entirety by reference to the Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.58 and which is incorporated herein by reference.

Item 8.01 Other Events.

On April 16, 2012, the Company issued a press release announcing Mr. Muller’s appointment as Chief Commercial Officer of QOI.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

Number	Description

10.57	Employment Agreement between QLT Ophthalmics, Inc. and Christopher A. Muller dated April 13, 2012 and effective April 16, 2012.

10.58	Change of Control Agreement between QLT Ophthalmics, Inc. and Christopher A. Muller dated April 13, 2012 and effective April 16, 2012.

99.1	Press Release dated April 16, 2012*

*	Pursuant to the rules and regulations of the Securities and Exchange Commission, this Exhibit 99.1 is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QLT INC.

Date: April 16, 2012	By:	/s/ Cameron R. Nelson
	Name:	Cameron R. Nelson
	Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.57	Employment Agreement between QLT Ophthalmics, Inc. and Christopher A. Muller dated April 13, 2012 and effective April 16, 2012.

10.58	Change of Control Agreement between QLT Ophthalmics, Inc. and Christopher A. Muller dated April 13, 2012 and effective April 16, 2012.

99.1	Press Release dated April 16, 2012

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